Exhibit (23.1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4) and related Prospectus of McGraw Hill Financial, Inc. for the registration of $400,000,000 2.500% Senior Notes due 2018, $700,000,000 3.300% Senior Notes due 2020, $700,000,000 4.000% Senior Notes due 2025 and $900,000,000 4.400% Senior Notes due 2026 and to the incorporation by reference therein of our report dated February 13, 2015, except for Note 15, as to which the date is October 29, 2015, with respect to the consolidated financial statements and schedule of McGraw Hill Financial, Inc. included in its Current Report on Form 8-K dated October 29, 2015, and our report dated February 13, 2015, with respect to the effectiveness of internal control over financial reporting of McGraw Hill Financial, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2014, both filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

October 29, 2015